Exhibit 99.1

Enova Announces Fourth Quarter and Full Year 2016 Results

- Compared to a year ago, fourth quarter revenue grew 15.4% to $202.4 million, diluted earnings per share doubled to $0.26, and adjusted EBITDA grew 24% to $35.1 million

- Total loans outstanding grew 29.2% year over year during the fourth quarter, with near-prime installment loan portfolio balances increasing 39.6% year over year to $290.8 million

- Completed the expansion and extension of the company's securitization facilities

CHICAGO, Feb. 2, 2017 /PRNewswire/ -- Enova International (NYSE: ENVA), a technology and analytics driven online lender, today announced financial results for the quarter and year ended December 31, 2016.

"A solid fourth quarter, driven by strong demand and solid credit performance across all of our businesses, capped off a very good year for Enova," said Enova's CEO David Fisher. "Our six businesses, which include U.S. Subprime, U.S. Near-Prime, U.K. Consumer, U.S. Small Business, Brazil and Enova Decisions, continue to perform well. We see considerable opportunity to further expand our reach and grow our market share in each. The strength of Enova's proprietary analytics, extensive experience and high customer satisfaction give us confidence about our ability to continue our growth well into the future."

Fourth Quarter 2016 Summary

  Total revenue of $202.4 million in the fourth quarter of 2016 increased 15.4% from $175.4 million in the fourth quarter of 2015.
  Gross profit margin was 51.8% in the fourth quarter of 2016 compared to 59.4% in the fourth quarter of 2015, driven by stronger growth in the U.S. installment loan and receivables purchase agreements and a higher mix of new customers, which requires higher loan loss provisions. This higher provision due to strong growth and new customer volume was partially offset by good credit performance resulting in a lower net charge off rate on the total portfolio.
  Net income of $8.7 million, or $0.26 per diluted share, in the fourth quarter of 2016 increased from $4.2 million, or $0.13 per diluted share, in the fourth quarter of 2015.
  Fourth quarter 2016 adjusted EBITDA of $35.1 million, a non-GAAP measure, increased from $28.3 million in the fourth quarter of 2015.

Full Year 2016 Summary

  Total revenue of $745.6 million in 2016 increased from $652.6 million in 2015.
  Gross profit margin was 56.0% in 2016 compared to 66.8% in 2015.
  Net income was $34.6 million, or $1.03 per diluted share, in 2016 compared to $44.0 million, or $1.33 per diluted share, in 2015.
  Adjusted EBITDA was $142.3 million in 2016 compared to $155.7 million in 2015.

"We are very pleased with the company's performance in the fourth quarter and our financial position. Total revenue and adjusted EBITDA during the quarter were both at the high end of our guidance range. The business continues to generate strong operating cash flow, and we enhanced our liquidity in the quarter with the closing of an additional installment loan securitization facility," said Steve Cunningham, CFO of Enova.

Enova ended the fourth quarter of 2016 with unrestricted cash and cash equivalents of $39.9 million. As of December 31, 2016, the company had total debt outstanding of $649.9 million, which included $165 million outstanding under Enova's $295 million securitization facilities. During the fourth quarter, Enova generated $92.7 million of cash flow from operations.

Outlook
For the first quarter of 2017, Enova expects total revenue of $180 million to $200 million and Adjusted EBITDA of $35 million to $45 million. For the full year 2017, Enova expects total revenue of $810 million to $880 million and Adjusted EBITDA of $145 million to $175 million.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call
Enova will host a conference call to discuss its results at 4 p.m. Central Time / 5 p.m. Eastern Time today, February 2, 2017. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to be joined to the Enova International call. A replay of the conference call will be available until February 9, 2017, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10098929.

About Enova
Enova (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided over four million customers around the globe access to more than $18 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, NetCredit™, On Stride Financial®, Pounds to Pocket®, QuickQuid® and Simplic®; has two brands serving small businesses, Headway Capital® and The Business Backer™; and offers online lending platform services, on-demand decision-making technology and real-time predictive analytics services through Enova Decisions®. You can learn more about the company at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
Enova has provided combined loans and finance receivables, which is a non-GAAP measure. Enova also reports allowances and liabilities for estimated losses on loans and finance receivables individually and on a combined basis, which are GAAP measures that are included in Enova's financial statements. Management believes these measures provide investors with important information needed to evaluate the magnitude of potential cost of revenue and the opportunity for revenue performance of the loan and finance receivables portfolio on an aggregate basis. Management believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on Enova's balance sheet since both revenue and the cost of revenue for loans and finance receivables are impacted by the aggregate amount of loans and finance receivables owned by Enova and those guaranteed by Enova as reflected in its financial statements.

Adjusted Earnings and Adjusted Earnings Per Share
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of certain expense items.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes, stock-based compensation, acquisition-related costs, and lease termination and relocation costs, and Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA and Adjusted EBITDA margin are also useful to investors to help assess Enova's estimated enterprise value. The computation of Adjusted EBITDA and Adjusted EBITDA margin as presented below may differ from the computation of similarly-titled measures provided by other companies.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)

	December 31,
	2016	2015
Assets
Cash and cash equivalents	$39,934	$42,066
Restricted cash and cash equivalents (includes restricted cash of consolidated VIEs of $19,468 as of December 31, 2016)	26,306	7,379
Loans and finance receivables, net (includes loans and allowance for losses of consolidated VIEs of $234,497 and $17,731, respectively, as of December 31, 2016)	561,550	434,633
Income taxes receivable	—	5,503
Other receivables and prepaid expenses	19,524	20,049
Property and equipment, net	47,100	48,055
Goodwill	267,010	267,008
Intangible assets, net	5,404	6,540
Other assets	11,051	9,304
Total assets	$977,879	$840,537
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$71,671	$72,141
Income taxes currently payable	282	—
Deferred tax liabilities, net	14,316	20,519
Long-term debt (includes long-term debt and debt issuance costs of consolidated VIEs of $165,419 and $1,869, respectively, as of December 31, 2016)	649,911	541,909
Total liabilities	736,180	634,569
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 33,364,525 and 33,151,088 shares issued and 33,293,100 and 33,121,594 outstanding as of December 31, 2016 and 2015, respectively	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid in capital	18,446	9,924
Retained earnings	235,455	200,853
Accumulated other comprehensive loss	(11,578)	(4,622)
Treasury stock, at cost (71,425 and 29,494 shares as of December 31, 2016 and 2015, respectively)	(624)	(187)
Total stockholders' equity	241,699	205,968
Total liabilities and stockholders' equity	$977,879	$840,537

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue	$202,438	$175,417	$745,569	$652,600
Cost of Revenue	97,545	71,138	327,966	216,858
Gross Profit	104,893	104,279	417,603	435,742
Expenses
Marketing	23,904	32,451	97,404	116,882
Operations and technology	23,496	19,856	85,202	74,012
General and administrative	21,209	26,791	97,956	102,073
Depreciation and amortization	3,560	4,190	15,564	18,388
Total Expenses	72,169	83,288	296,126	311,355
Income from Operations	32,724	20,991	121,477	124,387
Interest expense, net	(17,545)	(13,382)	(65,603)	(52,883)
Foreign currency transaction (loss) gain	(622)	202	1,562	(985)
Income before Income Taxes	14,557	7,811	57,436	70,519
Provision for income taxes	5,843	3,630	22,834	26,527
Net Income	$8,714	$4,181	$34,602	$43,992
Earnings Per Share:
Earnings per common share:
Basic	$0.26	$0.13	$1.04	$1.33
Diluted	$0.26	$0.13	$1.03	$1.33
Weighted average common shares outstanding:
Basic	33,237	33,024	33,192	33,006
Diluted	33,767	33,061	33,462	33,026

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(Unaudited)

	Year Ended December 31,
	2016	2015
Cash flows provided by operating activities	$393,373	$283,921
Cash flows used in investing activities
Loans and finance receivables	(450,149)	(322,811)
Change in restricted cash	(20,126)	—
Acquisitions	—	(17,735)
Property and equipment additions	(14,396)	(32,241)
Other investing activities	95	618
Total cash flows used in investing activities	(484,576)	(372,169)
Cash flows provided by financing activities	99,880	56,617
Effect of exchange rates on cash	(10,809)	(1,409)
Net decrease in cash and cash equivalents	(2,132)	(33,040)
Cash and cash equivalents at beginning of year	42,066	75,106
Cash and cash equivalents at end of period	$39,934	$42,066

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
GEOGRAPHIC INFORMATION
(dollars in thousands)
The following table presents information on Enova's domestic and international operations for the three and twelve months ended December 31, 2016 and 2015.

	Three Months Ended
	December 31,
	2016	2015	$ Change	%Change
Domestic:
Revenue	$173,891	$144,108	$29,783	20.7%
Cost of revenue	87,194	63,828	23,366	36.6%
Gross profit	$86,697	$80,280	$6,417	8.0%
Gross profit margin	49.9%	55.7%	(5.8)%	(10.4)%
International:
Revenue	$28,547	$31,309	$(2,762)	(8.8)%
Cost of revenue	10,351	7,310	3,041	41.6%
Gross profit	$18,196	$23,999	$(5,803)	(24.2)%
Gross profit margin	63.7%	76.7%	(13.0)%	(16.9)%
Total:
Revenue	$202,438	$175,417	$27,021	15.4%
Cost of revenue	97,545	71,138	26,407	37.1%
Gross profit	$104,893	$104,279	$614	0.6%
Gross profit margin	51.8%	59.4%	(7.6)%	(12.8)%

	Year Ended December 31,
	2016	2015	$ Change	%Change
Domestic:
Revenue	$622,991	$510,242	$112,749	22.1%
Cost of revenue	291,264	196,963	94,301	47.9%
Gross profit	$331,727	$313,279	$18,448	5.9%
Gross profit margin	53.2%	61.4%	(8.2)%	(13.4)%
International:
Revenue	$122,578	$142,358	$(19,780)	(13.9)%
Cost of revenue	36,702	19,895	16,807	84.5%
Gross profit	$85,876	$122,463	$(36,587)	(29.9)%
Gross profit margin	70.1%	86.0%	(15.9)%	(18.5)%
Total:
Revenue	$745,569	$652,600	$92,969	14.2%
Cost of revenue	327,966	216,858	111,108	51.2%
Gross profit	$417,603	$435,742	$(18,139)	(4.2)%
Gross profit margin	56.0%	66.8%	(10.8)%	(16.2)%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA
(dollars in thousands)

The following table shows loans and finance receivables and related loan loss activity, which is based on loan and finance receivable balances, for the three and twelve months ended December 31, 2016 and 2015.

Three Months Ended December 31	2016	2015	Change
Cost of revenue	$97,545	$71,138	$26,407
Charge-offs (net of recoveries)	92,661	68,557	24,104
Average combined loans and finance receivables, gross:
Company owned(a)	633,089	472,230	160,859
Guaranteed by Enova(a)(b)	30,802	34,882	(4,080)
Average combined loans and finance receivables, gross(a)(c)	$663,891	$507,112	$156,779
Ending combined loans and finance receivables, gross:
Company owned	$660,495	$501,955	$158,540
Guaranteed by Enova(b)	32,199	34,123	(1,924)
Ending combined loans and finance receivables, gross(c)	$692,694	$536,078	$156,616
Ending allowance and liability for losses	$100,941	$69,078	$31,863
Combined originations(d)	$512,910	$546,352	$(33,442)

Loans and finance receivables ratios:
Cost of revenue as a % of average combined loans and finance receivables, gross(a)(c)	14.7%	14.0%	0.7%
Charge-offs (net of recoveries) as a % of average combined loans and finance receivables, gross(a)(c)	14.0%	13.5%	0.5%
Gross profit margin	51.8%	59.4%	(7.6)%
Allowance and liability for losses as a % of combined loans and finance receivables, gross(c)(e)	14.6%	12.9%	1.7%
___________________
(a)	The average combined loans and finance receivables, gross, is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the credit services organization (or CSO) programs, which are not included in Enova's financial statements.
(c)	Non-GAAP measure. See the above discussion for additional information regarding combined loans and finance receivables.
(d)

Represents loans and finance receivables originated by Enova and third-party lenders through the CSO programs and includes renewals of existing origination agreements to customers in good standing. The disclosure is statistical data that is not included in Enova's financial statements.

(e)	Allowance and liability for losses as a percentage of combined loans and finance receivables, gross, is determined using period-end balances.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share data)
Adjusted Earnings Measures

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income(a)	$8,714	$4,181	$34,602	$43,992
Adjustments:
Acquisition related costs(b)	(3,300)	—	(3,300)	—
Lease termination and relocation costs(c)	—	—	—	3,270
Intangible asset amortization	270	484	1,137	494
Stock-based compensation expense	2,108	3,089	8,522	9,630
Foreign currency transaction loss (gain)	622	(202)	(1,562)	985
Cumulative tax effect of adjustments	113	(1,354)	(1,907)	(5,373)

Adjusted earnings(a)	$8,527	$6,198	$37,492	$52,998

Diluted earnings per share(a)	$0.26	$0.13	$1.03	$1.33

Adjusted earnings per share(a)	$0.25	$0.19	$1.12	$1.60

Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income(a)	$8,714	$4,181	$34,602	$43,992
Depreciation and amortization expenses	3,560	4,190	15,564	18,388
Interest expense, net	17,545	13,382	65,603	52,883
Foreign currency transaction loss (gain)	622	(202)	(1,562)	985
Provision for income taxes	5,843	3,630	22,834	26,527
Stock-based compensation expense	2,108	3,089	8,522	9,630
Adjustments:
Acquisition related costs(b)	(3,300)	—	(3,300)	—
Lease termination and relocation costs(c)	—	—	—	3,270

Adjusted EBITDA(a)	$35,092	$28,270	$142,263	$155,675

Adjusted EBITDA margin calculated as follows:
Total Revenue(a)	$202,438	$175,417	$745,569	$652,600
Adjusted EBITDA(a)	35,092	28,270	142,263	155,675
Adjusted EBITDA as a percentage of total revenue	17.3%	16.1%	19.1%	23.9%
___________________
(a)

Includes an out-of-period adjustment to correct the Company's revenue recognition policy in order to recognize line of credit draw fees over the period the draw is outstanding. The Company recorded a $2.5 million reduction to revenue ($1.6 million net of tax or $0.05 per diluted share) during the fourth quarter of 2015.

(b)	In the fourth quarter of 2016, the Company recorded a $3.3 million fair value adjustment ($2.0 million net of tax) to contingent consideration related to a prior year acquisition.
(c)

In May 2015, the Company relocated its headquarters and as a result incurred $3.5 million of facility cease-use charges ($2.2 million net of tax) consisting of remaining lease obligations and disposal costs on its prior headquarters. During the third quarter of 2015 the Company made adjustments to its lease termination costs.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)

Estimated Adjusted EBITDA For 2017

The following table reconciles estimated Income from operations to Adjusted EBITDA, a non-GAAP measure:

	Estimated Results
	Three Months Ended March 31, 2017
	Low	High
	Unaudited
Income from operations	28,000	38,000
Depreciation and amortization	4,000	4,000
Stock-based compensation expense	3,000	3,000
Adjusted EBITDA	$35,000	$45,000

	Estimated Results
	Year Ended December 31, 2017
	Low	High
	Unaudited
Income from operations	118,000	148,000
Depreciation and amortization	17,000	17,000
Stock-based compensation expense	10,000	10,000
Adjusted EBITDA	$145,000	$175,000

CONTACT: Public Relations Contact: Caroline Vasquez, Email: media@enova.com or Investor Relations Contact: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com